NR95-06

                                        Media Inquiries:    Katherine K. Putnam
                                                            (713) 439-2455
                                        Analyst Inquiries:  Molly E. Ladd
                                                            (713) 439-2592

     TRANSCO REPORTS FOURTH QUARTER, YEAR-END RESULTS

     * 1994 FOURTH QUARTER EPS $0.51 VS $0.41 IN 1993, EXCLUDING
       SELECTED ITEMS

     * 1994 EPS $1.15 VS $0.82 IN 1993, EXCLUDING SELECTED ITEMS

     * OPERATING INCOME, BEFORE SELECTED ITEMS, INCREASED 6 PERCENT
       OVER 1993

               HOUSTON (Feb.9, 1995) -- Transco Energy Company reported an unaudited net loss of $38.7 million, or $0.95 per share, for the fourth quarter of 1994, compared with a net loss of $29.1 million, or $0.73 per share, for the fourth quarter of 1993. The 1994 results include after-tax charges totaling $59.3 million, or $1.46 per share, related to a write-down of the company's non-operating investment in the Black Warrior Basin coalbed methane properties, a provision for impairment of certain assets and to provide a reserve for a regulatory issue. The 1993 net loss includes an after-tax charge of $45.5 million, or $1.14 per share, also related to the coalbed methane properties. Excluding these charges, Transco reported net income for the fourth quarter of 1994 of $20.6 million, or $0.51 per share, compared to $16.4 million, or $0.41 per share, in 1993. The 1994 fourth quarter results reflect improvements in financial results of the pipelines, gas marketing and coal segments.

               The pipelines segment reported operating income of $82.0 million, which includes a $6.0 million pretax reserve established by Transcontinental Gas Pipe Line Corporation (TGPL) for refunds ordered by the Federal Energy Regulatory Commission
     (FERC) of certain FERC Order 94 production-related costs, and a $4.2 million pretax charge to establish a reserve for Transco's interest in the Liberty Pipeline partnership following the indefinite delay of the project. Excluding these charges, the pipelines segment's operating income for the fourth quarter increased to $92.2 million from 1993's $84.3 million. Excluding the charge for the regulatory reserve, TGPL reported operating income of $64.8 million for the quarter compared with $63.5 million a year ago, while Texas Gas Transmission Corporation's operating income increased to $27.4 million for the fourth quarter from $20.7 million in 1993. The increase in Texas Gas' operating income was largely due to seasonal demand revenues, which are higher in the first and fourth quarters, under Texas Gas' Federal Energy Regulatory Commission Order 636 service.

               The gas marketing segment reported a fourth quarter operating loss of $18.0 million, which includes charges totaling $18.4 million for a reserve to reduce the book value of certain liquids facilities. The facilities have experienced lower-than-expected throughput due to the decline in drilling activity resulting from lower gas prices than anticipated at the time those assets were developed. Excluding the charges, the gas marketing segment reported improved results as its operating income increased to $0.4 million, compared with a fourth quarter 1993 loss of $0.3 million. The improvement is primarily the result of improvements in the natural gas liquids business, offset somewhat by lower gas margins. The coal segment recorded fourth quarter operating income of $0.6 million compared with $0.2 million a year ago primarily due to higher sales prices.

               Transco's other businesses recorded operating losses of $67.5 million for the fourth quarter of 1994, compared with operating losses of $74.0 million in the same quarter a year ago, including selected items in both periods. The fourth quarter 1994 selected items include the $45.0 million charge related to the writedown of the company's non-operating investment in the Black Warrior Basin coalbed methane properties, which was due to the decline in natural gas prices. The selected items also include a provision of $18.5 million related to asset impairments, which includes a reserve of $14.9 million associated with receivables from a cogeneration facility that is in bankruptcy proceedings. Excluding the charges in both periods, the company's other business segment reported operating losses of $4.0 million in both periods.

               For the full year, Transco reported a net loss of $17.0 million, or $0.42 per share, compared to a net loss from continuing operations, after preferred dividends, of $29.0 million, or $0.74 per share, for the prior year. For 1994, Transco reported net income, excluding the effects of selected items, of $46.8 million, or $1.15 per share, compared with net income from continuing operations, after preferred dividends, excluding the effect of selected items, of $32.3 million, or $0.82 per share, in 1993. In addition to the charges in the fourth quarter, the 1994 results include a $2.6 million after-tax loss related to an adverse court decision against a Transco Coal Company subsidiary and a $1.6 million after-tax loss related to the settlement of a lawsuit against both TGPL and TXP Operating Company, a Transco affiliate liquidated in 1992, both recorded in the third quarter. The 1993 results exclude after-tax charges totaling $61.2 million related to Transco's non-operating interest in the Black Warrior Basin coalbed methane properties; an agreement with Corpus Christi Gas Gathering, Inc., to resolve litigation and acquire various assets; the write-off by TGPL of a note receivable; and the one percent increase in the corporate federal income tax rate.

               Excluding the pretax impact of the selected items discussed above, Transco's 1994 consolidated operating income increased to $302.4 million from last year's $286.7 million, mainly due to the significant improvement in gas marketing.

               Excluding the charge for the regulatory reserve and the Liberty Pipeline partnership, the pipeline segment reported operating income of $303.7 million compared to $307.3 million in 1993. Excluding the regulatory reserve, TGPL reported operating income of $230.5 million, compared to $224.5 million in 1993, mainly due to higher transportation revenues. Texas Gas reported operating income of $73.2 million compared to $83.0 million in 1993 due to lower interruptible transportation revenues resulting from the implementation of the Federal Energy Regulatory Commission Order 636 on Nov. 1, 1993, and a lower pretax rate-of-return under Texas Gas' current general rate case.

               Excluding the charges discussed above, the marketing segment reported operating income of $7.7 million for 1994 compared to a loss of $7.8 million a year ago. This improvement is primarily due to the result of the restructuring of certain contracts and higher gas sales volumes. The coal segment reported operating income of $4.0 million, excluding the litigation charge, compared to $7.0 million in 1993 due to lower contract prices. Excluding the charges discussed above, Transco's other businesses reported an operating loss of $13.1 million for 1994, compared with a 1993 operating loss of $19.8 million. The improvement in other businesses is primarily the result of lower operating costs in the gas gathering segment and the elimination of operating losses from the coalbed methane properties that were transferred to TECO Energy, Inc. in July 1993.

               The Williams Companies, Inc. (NYSE:WMB) began a cash tender offer on December 16, 1994, for up to 24.6 million shares, or 60 percent, of Transco Energy Company's common stock and related common stock purchase rights for $17.50 per share and right. Following the expiration of the tender offer Jan. 17, 1995, a total of 35,207,328 shares of Transco common stock were tendered to Williams for purchase. Williams purchased 69.8718 percent of the shares accompanying each valid tender. The tender offer will be followed by a merger in which each share of Transco common stock not purchased or not tendered will be exchanged for
     0.625 of a share of Williams common stock. The merger is expected to be effective in April.

               Transco Energy Company (NYSE:E) transports natural gas through its two interstate pipelines, the 10,500-mile Transcontinental Gas Pipe Line Corporation system and the 6,050-mile Texas Gas Transmission Corporation system, to markets in the eastern and midwestern United States, respectively. Transco also buys, sells and arranges for the transportation of natural gas throughout the United States and Canada through its marketing subsidiary, Transco Gas Marketing Company. Through Interstate Coal Company, Transco mines coal in eastern Kentucky and Tennessee, which it markets primarily to electric power companies in the eastern United States.





                          TRANSCO ENERGY COMPANY
      Unaudited Condensed Consolidated Statement of Operations
            (In Thousands Except for Per Share Amounts)

                         Three Months                  Twelve Months
                       Ended December 31,             Ended December 31,

                        1994          1993            1994         1993

 Operating Revenues  $ 681,486      $ 787,372     $2,816,218 a   $2,921,926

 Operating Costs and
 Expenses             (683,792)be    (777,209)c   (2,612,401)de  (2,775,644)cfg

 Operating Income
 (Loss)                 (2,306)be      10,163 c      203,817 ade    146,282 cfg

 Interest Expense      (48,928)       (46,962)      (191,066)      (190,281)

 Other Income
 (Deductions)           (2,121)        (4,408)        (5,290)        (9,497)

 Income Tax (Provision)
 Benefit                20,411         17,866         (1,578)        18,081 h

 Income (Loss) from Con-
 tinuing Operations    (32,944)       (23,341)         5,883        (35,415)

 Loss from
 Operations of Dis-
 continued Segment,
 Net of Income Taxes      -              -              -               (93)

 Gain on Sale of Dis-
 continued Segment
 Net of Income Taxes      -              -              -            31,572

 Net Income (Loss)     (32,944)       (23,341)         5,883         (3,936)

 Preferred Dividends     5,726          5,749         22,904         25,047

 Common Stock Equity
 in Net Income (Loss) $(38,670)be   $ (29,090)c   $  (17,021)ade  $(28,983)cfgh

 Primary Earnings (Loss)
 per Share of Common
 Stock and Common
 Stock Equivalents:

 Continuing Operations $( 0.95)     $(   0.73)    $(    0.42)     $(  1.54)
 Discontinued Operations    -             -              -            0.80

                       $( 0.95)     $(   0.73)    $(    0.42)     $(   0.74)

 Average Shares of
 Common Stock and
 Common Stock Equiva-
 lents Outstanding      40,721         39,850         40,634        39,202


   a. Includes a charge of $2.5 million ($1.6 million after-tax) related to a royalty claims settlement.

   b. Includes an adjustment of ($0.5) million (($0.3) million after-tax) related to the coal company litigation.

   c. Includes a charge of $70.0 million ($45.5 million after-tax) related to a reduction in the book value of non-operating interest in coalbed methane properties.

   d. Includes a charge of $4.0 million ($2.6 million after-tax) related to the coal company litigation.

   e. Includes a provision of $41.1 million ($26.6 million after-tax) related to asset impairments, a provision of $6.0 million ($3.7 million after-tax) related to a TGPL regulatory issue; a charge of $45.0 million ($29.3 million after-tax) related to a reduction in the book value of non-operating interest in coalbed methane properties.

   f. Includes a charge of $50.3 million ($32.7 million after-tax) related to the agreement with Corpus Christi Gas Gathering, Inc. and certain affiliates (Corpus Christi) to resolve litigation and acquire Corpus Christi's interest in jointly owned assets.

   g. Includes a charge of $20.1 million ($12.5 million after-tax) related to a write-off of a TGPL note receivable.

   h. Includes a charge of $1.6 million for a corporate federal income tax rate increase from 34% to 35%.



                                TRANSCO ENERGY COMPANY
                    Unaudited Operating Income (Loss) By Segment
                                    (In Millions)

                        Three Months                 Twelve Months
                      Ended December 31,            Ended December 31,

                        1994          1993          1994            1993

   Pipelines
     TGPL             $ 58.8          $ 63.5       $ 224.5        $ 204.4
     Texas Gas          27.4            20.7          73.2           83.0
     Other              (4.2)            0.1          (4.2)          (0.3)
                        82.0 a          84.3         293.5 a        287.1 h

   Gas Marketing       (18.0)b          (0.3)        (10.7)b        (10.8)i

   Coal                  1.2c            0.2            - f           7.0

   Other               (67.5)d         (74.0)e       (79.0)dg      (137.0)ej

                      $ (2.3)         $ 10.2       $ 203.8        $ 146.3


   Unaudited Common Stock Equity In Net Income (Loss) By Segment
                       (In Millions)

                        Three Months                 Twelve Months
                      Ended December 31,            Ended December 31,

                        1994            1993         1994            1993

   Pipelines
    TGPL              $ 29.9          $ 31.0       $ 104.8        $  86.9
    Texas Gas           13.0             9.8          32.5           39.1
    Other               (2.8)             -           (2.8)          (0.3)
                        40.1 a          40.8         134.5 a        125.7 h

   Gas Marketing       (11.5)b          (1.8)         (4.7)b         (7.3)i

   Coal                  2.5c            1.6           4.5f           5.6

   Other               (69.8)d         (69.7)e      (151.3)dg      (153.0)jk
                      $(38.7)         $(29.1)      $ (17.0)       $ (29.0)


   a. Includes a provision of $4.2 million ($2.7 million after-tax) related to asset impairments and a provision of $6.0 million ($3.7 million after-tax) related to a TGPL regulatory issue.

   b. Includes a provision of $18.4 million ($12.0 million after-tax) related to asset impairments.

   c. Includes an adjustment of $0.5 million (($0.3) million after-tax) related to the coal company litigation.

   d. Includes a charge of $45.0 million ($29.3 million after-tax) related to a reduction in the book value of non-operating interest in coalbed methane properties and a provision of $18.5 million ($12.0 million after-tax) related to asset impairments.

   e. Includes a charge of $70.0 million ($45.5 million after-tax) related to a reduction in the book value of non-operating interest in coalbed methane properties.

   f. Includes a charge of $4.0 million ($2.6 million after-tax) related to the coal company litigation.

   g. Includes a charge of $2.5 million ($1.6 million after-tax) related to a royalty claims settlement.

   h. Includes a charge of $20.1 million ($12.5 million after-tax) related to a write-off of a TGPL note receivable.

   i. Includes a charge of $3.0 million ($2.0 million after-tax) related to the agreement with Corpus Christi Gas Gathering, Inc. and certain affiliates (Corpus Christi) to resolve litigation and acquire Corpus Christi's jointly owned assets.

   j. Includes a charge of $47.3 million ($30.7 million after-tax) related to the agreement with Corpus Christi to resolve litigation and acquire Corpus Christi's interest in jointly owned assets.

   k. Includes a gain of $50.5 million ($31.6 million after-tax) on the sale of a power generation subsidiary.


                             TRANSCO ENERGY COMPANY
                 Unaudited Reported/Normalized Operating Income
                               (In Millions)

                       Three Months                  Twelve Months
                      Ended December 31,            Ended December 31,

                         1994            1993         1994            1993

   Reported Operating
   Income (Loss)         $  2.3          $ 10.2      $ 203.8         $ 146.3

   Selected Items:
     Provision for
      Asset Impairments    41.1              -           41.1             -
   Provision for
      Regulatory Issue      6.0              -            6.0             -
   Coal Litigation         (0.5)             -            4.0             -
   Royalty Claims
     Settlement              -               -            2.5             -
   Reduction in Book
     Value of Non-
     operating Interest
     in Coalbed Methane
     Properties            45.0            70.0          45.0          70.0
   Corpus Christi
     Settlement              -               -             -           50.3
   Write-off of a Note
     Receivable              -               -             -           20.1

   Normalized Operating
     Income              $ 89.3          $ 80.2      $  302.4       $ 286.7



                               TRANSCO ENERGY COMPANY
                            Unaudited Reported/Normalized
                          Common Stock Equity In Net Income
                                     (In Millions)

                          Three Months                 Twelve Months
                        Ended December 31,           Ended December 31,
                         1994            1993        1994           1993

Reported Common Stock
  Equity in Net Income
  (Loss)                 $(38.7)         $(29.1)     $  (17.0)      $ (29.0)

Selected Items:
  Provision for
    Asset Impairments      26.6              -           26.6            -
  Provision for
    Regulatory Issue        3.7              -            3.7            -

  Coal Litigation          (0.3)             -            2.6            -
  Royalty Claims
    Settlement               -               -            1.6            -
  Reduction in Book
    Value of Non-
    operating Interest
    in Coalbed Methane
    Properties             29.3            45.5          29.3          45.5
  Corpus Christi
    Settlement               -               -             -           32.7
  Sales of Assets            -               -             -            0.5
  Write-off of a Note
    Receivable               -               -             -           12.5
  Federal Tax Rate
    Increase                 -               -             -            1.6
  (Income) Loss From
    Operations of Dis-
    continued Segment        -               -             -            0.1
  Gain on Sale of Dis-
    continued Segment        -               -             -          (31.6)

  Normalized Common
    Stock Equity in
    Net Income           $ 20.6          $ 16.4       $  46.8      $  32.3



                           TRANSCO ENERGY COMPANY
                           Volumetric Information

                        Three Months                 Twelve Months
                      Ended December 31,           Ended December 31,

                      1994            1993         1994            1993

   PIPELINE SYSTEM
   DELIVERIES (Bcf)

   TGPL:
    Long-haul
    Transportation       193            216         777              824
    Market-area
    Transportation       118            112         438              375

      Total Market-area
      Deliveries         311            328       1,215            1,199

    Production-area
    Deliveries            36             38         179              171

     Total System
     Deliveries          347            366       1,394            1,370

   TEXAS GAS:

    Sales                 -               5          -                51

    Transportation for
    Others:
      Long-haul          155            156         603              520

      Short-haul          38             48         183              204

   Total Transportation
   for Others            193            204         786              724

      Total System
      Deliveries         193            209         786              775

 GAS MARKETING SALES

  Gas Sales (Bcf)        159            160         654              561

  Natural Gas Liquids
  Sales (million
  gallons)                17             16          94              131

 COAL SHIPMENTS

  Coal Sales
  (thousands of tons)  1,854          2,233       8,181            8,885